Exhibit 3.1

Certified Copy 7/25/2025 1:45:26 PM Work Order Number: W2025072401898 Reference Number: 20255062870 Through Date: 7/25/2025 1:45:26 PM Corporate Name: FG Merger Sub II Inc. The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report. Document Number Description Number of Pages 20255062760 Articles of Incorporation-For-Profit 3 Certified By: Sean Robles Certificate Number: B202507255937780 You may verify this certificate online at https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Business Entity - Filing Acknowledgement 07/25/2025 Work Order Item Number: W2025072401898-4609275 Filing Number: 20255062760 Filing Type: Articles of Incorporation-For-Profit Filing Date/Time: 7/24/2025 4:19:00 PM Filing Page(s): 4 Indexed Entity Information: Entity ID: E50627612025-0 Entity Name: FG Merger Sub II Inc. Entity Status: Active Expiration Date: None Commercial Registered Agent CCS GLOBAL SOLUTIONS, INC. 321 W WINNIE LN STE 104, CARSON CITY, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Business Entity - Filing Acknowledgement 07/25/2025 Work Order Item Number: W2025072401898-4609276 Filing Number: 20255062834 Filing Type: Initial List Filing Date/Time: 7/24/2025 4:19:00 PM Filing Page(s): 2 Indexed Entity Information: Entity ID: E50627612025-0 Entity Name: FG Merger Sub II Inc. Entity Status: Active Expiration Date: None Commercial Registered Agent CCS GLOBAL SOLUTIONS, INC. 321 W WINNIE LN STE 104, CARSON CITY, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Filed in the Office of Secretary of State State Of Nevada Business Number E50627612025-0 Filing Number 20255062760 Filed On 7/24/2025 4:19:00 PM Number of Pages 3

Filed in the Office of Secretary of State State Of Nevada Business Number E50627612025-0 Filing Number 20255062834 Filed On 7/24/2025 4:19:00 PM Number of Pages 2

DOMESTIC CORPORATION (78) CHARTER I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that FG Merger Sub II Inc. did, on 07/24/2025, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada. Certificate Number: B202507255937638 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/25/2025. Secretary of State FRANCISCO V. AGUILAR

NEVADA STATE BUSINESS LICENSE FG Merger Sub II Inc. Nevada Business Identification # NV20253406004 Expiration Date: 07/31/2026 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada. Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived. Certificate Number: B202507255937735 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/25/2025. FRANCISCO V. AGUILAR Secretary of State